Campus Crest Communities Provides 2014/2015 Leasing Results with Operating Properties Up 190 bps in Occupancy and 130 bps in Rate Over Prior Year’s Actual Results

Charlotte, NC – October 7, 2014 – Campus Crest Communities, Inc. (NYSE:CCG) today announced its leasing results for the 2014/2015 academic year. The following tables highlight the leasing status as of September 30, 2014:

Final Occupancy Summary - Operating Properties
			2013-2014				2014-2015			Rental Rate
Category	Properties	Beds	Signed[1]	%	Actual[2]	%	Forecast[3]	%	Change[4]	Change[5]

Operating Properties by Occupancy

Tier 1 (98%+)	28	14,323	14,311	99.9%	14,254	99.5%	14,010	97.8%	(1.7%)	2.4%
Tier 2 (95% to 97.9%)	6	3,432	3,355	97.8%	3,326	96.9%	3,206	93.4%	(3.5%)	1.1%
Tier 3 (90% to 94.9%)	13	6,108	5,632	92.2%	5,628	92.1%	5,613	91.9%	(0.2%)	2.9%
Tier 4 (Below 90%)	29	15,408	12,029	78.1%	11,874	77.1%	12,973	84.2%	7.1%	(0.6%)
Total Operating Properties	76	39,271	35,327	90.0%	35,082	89.3%	35,802	91.2%	1.9%	1.3%

Operating Properties By Ownership

Wholly Owned	32	17,476	16,048	91.8%	15,861	90.8%	16,100	92.1%	1.3%	2.0%
Joint Venture	9	5,148	4,197	81.5%	4,141	80.4%	4,110	79.8%	(0.6%)	2.7%
Copper Beech	35	16,647	15,082	90.6%	15,080	90.6%	15,592	93.7%	3.1%	0.2%
Total Operating Properties	76	39,271	35,327	90.0%	35,082	89.3%	35,802	91.2%	1.9%	1.3%

Footnotes:

1)	Total signed leases as of September 30, 2013, as reported in October 1, 2013 press release
2)	Actual physical occupancy during the 2013/2014 academic year
3)	Forecast 2014/2015 physical occupancy based on leases signed as of September 30, 2014 and projected tenant attrition
4)	Year over year change in occupancy based on actual 2013/2014 and forecast 2014/2015
5)	Forecast rental rate change for the 2014-2015 academic year over the 2013-2014 academic achieved rental RevPOB

Final Occupancy Summary - 2014 Deliveries
			2014-2015
Category	Properties	Beds	Forecast[1]	%

2014 Deliveries By Type

Grove & Copper Beech	7	4,369	3,176	72.7%
evo Philadelphia	1	819	396	48.4%
evo Montreal	2	2,223	242	10.9%
Total 2014 Deliveries	10	7,411	3,814	51.5%

2014 Deliveries By Ownership

Wholly Owned	4	2,469	1,927	78.0%
Joint Venture	6	4,942	1,887	38.2%
Total 2014 Deliveries	10	7,411	3,814	51.5%

Footnote:
1) Forecast 2014/2015 physical occupancy based on leases signed as of September 30, 2014 and projected tenant attrition

"We are pleased with the solid results in our operating assets. The 2014/2015 academic year represents notable change from prior results," remarked Ted W. Rollins, Chief Executive Officer. "With a goal of eliminating the occupancy volatility we witnessed in prior years, we spent considerable time during the quarter ensuring that investors could readily compare our forecast occupancy to actual occupancy achieved during the 2013/2014 academic year. We implemented process improvements to include increasing our timeframe for identifying no-shows and potential skips from four weeks to a full twelve weeks prior to move-in in order to enhance yield management across our operating properties. Additionally, we have included greater portfolio disclosure to aid in analysis. In total, these steps are representative of our heightened focus on operations."

“Our 2014 new deliveries, as a whole, did not meet our leasing expectations. Some projects suffered from construction delays, many weather related, which resulted in our having to move residents in later than planned. We value the customer experience and have already taken steps to remedy. We do not expect the delays to have a significant impact on our third quarter results. Delays, which are not uncommon with new construction, obviously can impact initial operating results yet favorable leasing velocity can be achieved year over year. Based on our past new delivery experience where there were delays, we delivered second year occupancy of 92% following a first year opening of 64% - a full 28 percentage points of lease up.”

“We have delineated the occupancy for our evo projects in Philadelphia and Montreal to provide greater transparency. We are disappointed in the progress in Montreal. We attribute the low occupancy to a variety factors and are working diligently to improve operating results. Philadelphia is well positioned for a year-two stabilization and has achieved first year occupancy comparable to those achieved by the direct peer set. With amenities just now being completed, we readily expect further leasing activity in early 2015.”

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 86 student housing properties with over 46,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts" or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company's most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Aaron Halfacre

(704) 496-2500

Investor.Relations@CampusCrest.com